SETTLEMENT AND MUTUAL RELEASE AGREEMENT

THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") of October 12, 2017 (the "Effective Date"), by and between Immune Therapeutics, Inc. (the "Company") Phoenix Fund Management, LLC ("Phoenix") and Far East Holdings, LLC ("FEH"). The Company, Phoenix and FEH are collectively referred to herein as the "Parties," or each of them individually as a "Party."

WHEREAS, Phoenix has made certain allegations against the Company arising out of the Settlement Agreement entered into between the Company and Phoenix dated February 28, 2017 (the "Debt Settlement Agreement") and the Company has made certain allegations against Phoenix;

WHEREAS, the Parties now wish to fully and finally resolve their disputes and all claims that could have been raised in any legal form or forum, including in litigation or any other proceeding, and any claims that the Parties ever had against each other, now have, or may hereafter have for or by reason of any cause, action, event, statement, omission or failure to act, matter or thing whatsoever from the beginning of time until the end of time.

NOW, THEREFORE, IN CONSIDERATION OF THE PROMISES, ACTS, RELEASES AND OTHER GOOD AND VALUABLE CONSIDERATION HEREINAFTER RECITED, THE SUFFICIENCY AND RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. Neither the Company nor Phoenix by entering into this Agreement, concede any fault, liability or wrongdoing, and both parties expressly deny any fault, liability or wrongdoing whatsoever. The execution of this Agreement, and the consideration and other terms and conditions thereof, do not constitute and shall not be construed as or deemed to be evidence of, or an admission or concession on the part of, any Party with respect to any claim, fault or liability, or any wrongdoing or damage whatsoever. This Agreement may not be used for any purpose other than to effectuate this settlement and the terms hereof.

2. As consideration for Phoenix entering into this Agreement, the Company shall dismiss all litigation, claims, complaints, court hearings and legal proceedings filed against Phoenix, will not attempt to impede or frustrate the ability of Phoenix to deposit, clear or sell the shares of the Company stock, and shall provide any assistance necessary to aid in the deposit and clearance of these shares (the "Company Settlement"). Once the Company has signed this Agreement and fulfilled the Company Settlement and dismiss all litigation complaints, legal proceedings and court hearings against Phoenix, Phoenix shall transfer one million (1,000,000) shares of the Company's stock to the Company's Transfer Agent for the shares to be deposited in the Company's treasury and FEH shall transfer one and half million (1,500,000 shares of the Company's stock to the Company's Transfer Agent for the shares to be deposited in the Company's treasury. Phoenix shall also agree to release the remaining reserve of stock at the transfer agent. In the event that the Company violates this Agreement, reports any attorney, business or person who has done business with Phoenix to any organization or entity, or attempts

to impede or frustrate the sale of shares of the Company owned by Phoenix or their assignees or FEH or files any additional complaints, legal proceedings or litigation against Phoenix or FEH the reserve amount of 90,000,000 shares in the Irrevocable Instructions shall be fully reinstated with ClearTrust, LLC. To the extent that 90,000,000 shares are not available, the maximum amount of shares available shall be reserved.

3. The Company, on behalf of itself, predecessors, successors, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Company or in which the Company has or had a controlling interest (collectively, the "Company Releasors"), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and forever discharges Phoenix any and all of their respective direct or indirect affiliates, parent companies, divisions, subsidiaries, agents, consultants, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the "Phoenix Releasees"), of and from any and all federal, state, local, foreign and any other jurisdiction's statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Company Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Phoenix Releasees, from the beginning of time up to and including the end of time (the "Released Company Claims"). Nothing in the foregoing release shall release any claim to enforce this Agreement.

4. Upon the Company Settlement being finalized, Phoenix on behalf of itself and its predecessors, successors, subsidiaries, agents, affiliates, subrogees, insurers, representatives, personal representatives, legal representatives, transferees, assigns and successors in interest of assigns, and any firm, trust, partnership, corporation, investment vehicle, fund or other entity managed or controlled by Phoenix or in which Phoenix has or had a controlling interest (collectively, the "Phoenix Releasors"), in consideration of the releases, agreements and covenants contained in this Agreement, hereby remises, releases, acquits and forever discharges the Company and any and all of his respective affiliates, agents, employees, legal counsel, officers, directors, managers, shareholders, stockholders, stakeholders, owners, predecessors, successors, assigns, subrogees, insurers, trustees, trusts, administrators, fiduciaries and representatives, if any (collectively, the "Company Releasees"), of and from any and all federal, state, local, foreign and any other jurisdiction's statutory or common law claims (including claims for contribution and indemnification), causes of action, complaints, actions, suits, defenses, debts, sums of money, accounts, covenants, controversies, agreements, promises, losses, damages, orders, judgments and demands of any nature whatsoever, in law or equity, known or unknown, of any kind, or from any other conduct, act, omission or failure to act, whether negligent, intentional, with or without malice, that the Phoenix Releasors ever had, now have, may have, may claim to have, or may hereafter have or claim to have, against the Company Releasees, from the beginning of time up to and including the end of time (the

"Released Phoenix Claims"). Nothing in the foregoing release shall release any claim to enforce this Agreement.

5. Release of Unknown Claims: Upon the Effective Date the following releases and provisions will be automatically effective:

(a) The Parties stipulate and agree that the Company Releasors and the Phoenix Releasors expressly waive the provisions, rights and benefits conferred by any law of any state, or any territory of the United States or of any other nation, or principle of common law relating to claims which either Party did not know or suspect to exist in the Party's favor at the time of executing this Agreement, which, if known by the Party, would have materially affected the Party's settlement with the other Party.

(b) The Company Releasors and the Phoenix Releasors may hereafter discover facts in addition to or different from those that any of them now knows or believes to be true, or the claims or other legal forms of action released herein, but the Phoenix Releasors and the Company Releasors fully, finally, and forever settle and release any and all claims set forth above, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, that now exist, or heretofore have existed upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct that is negligent, reckless, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Phoenix Releasors and the Company Releasors acknowledge that the inclusion of such "unknown claims" in this Agreement was separately bargained for and was a key element of the Agreement, and that each of them assumes the risk of any mistake of fact or law on its own behalf. If any Party should subsequently discover that its understanding of the facts or of the law was or is incorrect, such Party shall not be entitled to relief in connection therewith, including without limitation of the generality of the foregoing, any alleged right or claim to set aside or rescind this Agreement. This Agreement is intended to be, and is, final and binding upon the Parties hereto according to the terms hereof regardless of any claims of mistake of fact or law.

6. Phoenix covenants and agrees not to commence or prosecute any action or proceeding against the Company Releasees based on the Released Phoenix Claims.

7. The Company covenants and agrees not to commence or prosecute any action or proceeding against the Phoenix Releasees or FEH based on the Released Company Claims.

8. Each Party represents to the other that its counsel have negotiated and participated in the drafting of, and are legally authorized to negotiate and draft, this Agreement. Each Party to this Agreement acknowledges that this Agreement was drafted jointly by the Parties hereto and each Party has contributed substantially and materially to the preparation of this Agreement. The Agreement shall be construed as having been made and entered into as the result of arms-length

negotiations, entered into freely and without coercion or duress, between parties of equal bargaining power.

9. Except as permitted below, each Party shall maintain the confidentiality of the Agreement. The negotiations in connection with this Agreement were and are intended by Phoenix and the Company to be privileged settlement discussions, and are confidential; neither Party shall disclose such negotiations unless compelled to do so by a court of competent jurisdiction. Neither this Agreement, its contents, terms and conditions, nor any other information concerning this Agreement or the dispute between the Parties, shall be disclosed to third parties (including, but not limited to, the media) and there shall be no press releases regarding this Agreement. This Agreement shall not be introduced in evidence or used for any purpose except: (a) in an action to enforce its provisions; (b) to prove a defense to a claim or other legal form of action alleged to have been released herein; (c) in response to an order directed to a Party from a judicial or governmental authority having jurisdiction over such Party, in which event the receiving party shall notify the other Parties of the order; (d) in response to a subpoena or other process served on a Party (the "Served Party") by a third party seeking to compel the disclosure of this Agreement or its terms, in which event, however, the Served Party shall notify the other Party or Parties of such subpoena or process as soon as possible and grant it or them the opportunity to notify the Served Party in writing within ten (10) days if the other Party or Parties intend to move to quash, seek a protective order or take other appropriate action, and, if so informed, the Served Party shall not make the disclosure sought by the subpoena or notice unless the relief sought is denied or the other Party or Party – despite its or their notice to the contrary – fails to seek the noticed relief within a reasonable time; (e) if appropriate in a future action, in an application for a determination that the settlement between the Parties is a good faith settlement properly subject to a contribution bar, in which event this Agreement shall be filed under seal; or (f) as required by federal or state law, rule or regulation. The Parties also may, to the minimum extent necessary, disclose this Agreement to the Internal Revenue Service and/or any state taxing authorities and to the Parties' respective attorneys, accountants, auditors, professionals and other financial advisors/consultants who have a legal or ethical obligation to hold the terms and information herein confidential, so that they may perform their professional, business, or financial duties and obligations. The determination of whether a federal or state law, rule or regulation requires the disclosure of this Agreement or any term or provision hereof is left to the sole discretion of the Party making the disclosure, in consultation with its attorneys, accountants, auditors, professionals or other financial advisors/consultants.

10. The Parties agree that each shall be responsible for payment of its own costs and expenses, including attorneys' fees, associated with the negotiation and execution of this Agreement and any discussions leading thereto.

11. The validity, performance, construction, interpretation and effect of this Agreement shall be governed by the substantive laws of Florida, without regard to the choice of law principles of any local, state, federal or foreign jurisdiction.

12. This Agreement shall not be modified, amended, supplemented, or otherwise changed except by a writing signed by all Parties. The Parties expressly intend and agree that there shall be no exceptions to this "oral modification" clause, including, but not limited to, any present or

future claims of partial performance or equitable estoppel. No parol or oral evidence shall be admitted to alter, modify or explain the terms of this Agreement, which all Parties agree is clear and unambiguous.

13. Any controversy, claim, or dispute arising out of or related to this Agreement or the interpretation, performance, or breach hereof, including but not limited to alleged violations of state or federal statutory or common law rights or duties, shall be resolved as follows:

(a) The Party that asserts that there has been a breach of this Agreement, or that there exists a controversy, claim or dispute arising out of or related to this Agreement or the interpretation or performance thereof, shall notify the other Party or Parties of their assertions regarding such in writing, including the basis of the Party's assertions and an opportunity to cure;

(b) The Party or Parties receiving such notification shall have four (4) days to respond in writing, or longer if all Parties agree, and must state whether the receiving Party or Parties agree(s) or disagree(s) with the asserting Party's claim(s);

(c) If the receiving Party or Parties do(es) not agree with the asserting Party's claim, all Parties shall have an informal meeting by telephone or other means within four (4) days of the receiving Party or Parties' written response, or a longer period if all Parties agree, where all Parties shall meet in good faith in an effort to resolve the dispute;

The provisions of this Section shall not preclude any Party from seeking provisional remedies in aid of arbitration from a court of appropriate jurisdiction.

The Company shall not issue any press releases regarding this settlement or mention Phoenix in any manner.

14. This Agreement represents the entire agreement of the Parties as to the matters set forth herein and supersedes any and all previous contracts, arrangements or understandings among the Parties.

15. This Agreement may be executed in counterparts. The execution of this Agreement and the transmission thereof by facsimile or e-mail or having pdf signatures shall be binding on the Party signing and transmitting same by facsimile or e-mail fully and to the same extent as if a counterpart of this Agreement bearing such Party's original signature has been delivered.

16. Each signatory on behalf of a Party to this Agreement represents and warrants that he or she is a duly authorized representative of that Party, with full power and authority to agree to this Agreement and all the terms herein on behalf of that Party, which Party shall be bound by such signature.

17. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by, certified mail or an internationally recognized overnight courier service to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice, provided that a notice of change of address(es) shall be effective only from the date of its receipt by the other Party):

(a) if to the Company, to:

noreen.griffin@immunetherapeutics.com

(b) if to Phoenix, then to:

Info@phoenixfundmgt.com

Notices by e-mail, facsimile or other means not expressly permitted hereunder shall have no force and effect, unless the Party receiving a given notice waives, in writing, as to that notice the form of delivery requirement set forth in this Section. The Parties agree, however, that, where practicable, they will contemporaneously e-mail to counsel for the opposing Party (at the respective address set forth above) a courtesy copy of any notices or communications sent concerning this Agreement.

[-signature page follows-]

IN WITNESS WHEREOF, the Parties execute this Agreement as of the date first written above.

Immune Therapeutics, Inc.

By: ______________________________
Name: Noreen Griffin, CEO & Authorized Signatory

Phoenix Fund Management, LLC

By: ______________________________
Authorized Signatory

Far East Holdings, LLC

By: Saliman Dardmal
Authorized Signatory

signature page to Settlement and Release Agreement